Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4
(Form Type)

CHARTER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Table 1:  Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(c), 457(f)(1)	37,000,000 (1)	N/A	$12,844,227,588.81 (2)	$0.00015310	$1,966,451.25
	Equity	Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	457(c), 457(f)(1)	7,183,812 (3)	N/A	$173,165,788.26 (4)	$0.00015310	$26,511.68
Fees Previously Paid	—	—	—	—	—	—	—	$0.00
	Total Offering Amounts					$13,017,393,377.07		$1,992,962.93
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,992,962.93

(1)
The number of shares of Class A common stock, par value $0.001 per share, of Charter Communications, Inc. (“Charter” and such shares, the “Charter Class A common stock”) being registered is based upon an estimate of the sum of (x) (1) the maximum number of shares of Series A common stock, par value $0.01 per share, of Liberty Broadband Corporation (“Liberty Broadband” and such shares, the “Liberty Broadband Series A common stock”), outstanding as of December 9, 2024 or issuable or expected to be exchanged or converted (including in respect of Liberty Broadband equity awards) in connection with the completion of the combination described in the accompanying joint proxy statement/prospectus, multiplied by (2) the exchange ratio of 0.236 shares of Charter Class A common stock for each share of Liberty Broadband Series A common stock, which is equal to 4,307,239, (y) (1) the maximum number of shares of Series B common stock, par value $0.01 per share, of Liberty Broadband (the “Liberty Broadband Series B common stock”), outstanding as of December 9, 2024 or issuable or expected to be exchanged or converted (including in respect of Liberty Broadband equity awards) in connection with the completion of the combination described in the accompanying joint proxy statement/prospectus, multiplied by (2) the exchange ratio of 0.236 shares of Charter Class A common stock for each share of Liberty Broadband Series B common stock, which is equal to 496,335, and (z) (1) the maximum number of shares of Series C common stock, par value $0.01 per share, of Liberty Broadband (the “Liberty Broadband Series C common stock”), outstanding as of December 9, 2024 or issuable or expected to be exchanged or converted (including in respect of Liberty Broadband equity awards) in connection with the completion of the combination described in the accompanying joint proxy statement/prospectus, multiplied by (2) the exchange ratio of 0.236 shares of Charter Class A common stock for each share of Liberty Broadband Series C common stock, which is equal to 32,054,905.
(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The maximum aggregate offering price is equal to the sum of (x) (1) $81.53, the average of the high and low prices of shares of Liberty Broadband Series A common stock as reported on the Nasdaq Global Select Market (the “Nasdaq”) on December 9, 2024, multiplied by (2) 18,251,013, the estimated maximum number of shares of Liberty Broadband Series A common stock that may be exchanged or converted into the securities being registered, (y) (1) $82.63, the average of the bid and ask prices of shares of Liberty Broadband Series B common stock, as reported on the OTC Markets on December 9, 2024, the last practicable date before filing on which there were trades in Liberty Broadband Series B common stock, multiplied by (2) 2,103,115, the estimated maximum number of shares of Liberty Broadband Series B common stock that may be exchanged or converted into the securities being registered, and (z) (1) $82.33, the average of the high and low prices of shares of Liberty Broadband Series C common stock as reported on the Nasdaq on December 9, 2024, multiplied by (2) 135,825,870, the estimated maximum number of shares of Liberty Broadband Series C common stock that may be exchanged or converted into the securities being registered.
(3)
Represents the estimated maximum number of shares of the Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, of Charter (“Charter preferred stock”), to be issued by Charter upon completion of the combination described in the accompanying joint proxy statement/prospectus. This number is equal to the number of shares of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Liberty Broadband (“Liberty Broadband preferred stock”) outstanding as of December 9, 2024, and the conversion of each such share into one share of Charter preferred stock upon completion of the combination.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The aggregate offering price is the product of (x) $24.11, the average of the high and low prices of shares of Liberty Broadband preferred stock as reported on the Nasdaq on December 9, 2024, and (y) 7,183,812, the estimated maximum number of shares of Liberty Broadband preferred stock that may be exchanged or converted into the securities being registered.